UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2013

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) and (b) On August 28, 2013, Kewaunee Scientific Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders. At that meeting, the Company’s stockholders voted on the matters set forth below.

1. Each of the nominees named below was re-elected as a Class III director for a three year term as follows:

Name of Nominee	For	Withheld	Non-Votes
Ross W. McCanless	1,117,574	28,440	1,033,113
Margaret B. Pyle	1,116,830	29,184	1,033,113
Donald F. Shaw	1,114,963	31,051	1,033,113

2. The independent registered accounting firm of Cherry Bekaert L.L.P. was ratified as the Company’s independent auditor for fiscal year 2014 as follows:

For	Against	Abstained
2,113,587	32,355	33,185

3. The compensation of the Company’s named executive officers was approved on an advisory basis pursuant to the following votes:

For	Against	Abstained	Non-Votes
1,089,126	40,029	16,859	1,033,113

4. An advisory vote on whether the frequency of holding an advisory vote on executive compensation should be every one year, two years or three years resulted in the following votes:

One Year	Two Years	Three Years	Abstained	Non-Votes
991,224	74,304	61,502	18,984	1,033,113

(d) In accordance with the recommendation of the Board of Directors and consistent with the vote of the Company’s stockholders, the Company will include an advisory non-binding vote of the Company’s stockholders on the compensation of the Company’s named executive officers in its proxy materials on an annual basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2013

Kewaunee Scientific Corporation

By:	/s/ D. Michael Parker
D. Michael Parker
Senior Vice President, Finance and
Chief Financial Officer